            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2006 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company and our report dated April 1, 2006 with respect to the financial statements of John Hancock Variable Annuity Account JF, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 9 in the Registration Statement (Form N-4 No. 333-84767) and related Prospectus of John Hancock Variable Annuity Account JF.

                                                       /s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2006